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Exhibit (a)(1)(E)(E)

        BMCA ACQUISITION SUB INC.
BMCA ACQUISITION INC.

AMENDED AND RESTATED TRUSTEE DIRECTION FORM
FOR TENDER OF
ALL OUTSTANDING SHARES OF THE COMMON STOCK OF
ELKCORP
AT A PURCHASE PRICE OF $43.50 PER SHARE
TO: PRINCIPAL TRUST COMPANY, TRUSTEE OF THE ELKCORP EMPLOYEE STOCK OWNERSHIP PLAN

        The undersigned acknowledges receipt of the accompanying Amended and Restated Letter to the Participants in the ElkCorp Employee Stock Ownership Plan (the "ESOP"), the enclosed Amended and Restated Offer to Purchase, dated February 12, 2007 (the "Offer to Purchase"), and the Amended and Restated Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, as amended, supplemented or otherwise modified from time to time constitute the "Offer") in connection with the offer by BMCA Acquisition Sub Inc., a Delaware corporation (including any successor thereto, "Purchaser"), a wholly-owned subsidiary of BMCA Acquisition Inc. ("Parent"), to purchase all the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of ElkCorp, a Delaware corporation (the "Company"), and the associated Series A Participating Preferred Stock purchase rights at a price of $43.50 per Share net to the seller in cash (subject to applicable withholding taxes), without interest thereon.

        Furthermore, the undersigned has read and understands the Amended and Restated Letter to the Participants in the ESOP, the Offer to Purchase, the Letter of Transmittal and the Company's Solicitation/Recommendation on Schedule 14D-9 (the "Schedule 14D-9") and hereby agrees to be bound by the terms and conditions of the Offer.

        Principal Trust Company, as Trustee for the ESOP (the "Trustee"), will follow the undersigned's instructions unless it determines that to do so would violate The Employee Retirement Income Security Act of 1974, as amended, or other applicable law. See Section 3 of the Offer to Purchase.

        These instructions will direct the Trustee to tender Shares held by the Trustee for the undersigned's ESOP account upon the terms and subject to the conditions set forth in the Offer to Purchase.

        SHARES ALLOCATED TO PARTICIPANT'S ESOP ACCOUNTS FOR WHICH THE TRUSTEE DOES NOT RECEIVE DIRECTIONS WILL NOT BE TENDERED.

NUMBER OF SHARES TENDERED

(CHECK ONE BOX)

☐
I direct the Trustee to tender ALL of the Shares in my ESOP account.

☐
I direct the Trustee to tender                          Shares in my ESOP account.

        In order to tender the Shares held in the undersigned's ESOP account in the Offer, the undersigned must return this Trustee Direction Form to the Trustee no later than 12:00 noon, New York City time, on the business day prior to the expiration of the Offer in order for the Trustee to have sufficient time to process the undersigned's direction and tender the undersigned's Shares. The Offer will expire at 12:00 Midnight, New York City time, on February 21, 2007.

        The method of delivery of this document is at the election and risk of the ESOP participant. There are several methods of delivering your Trustee Direction Form:

  1.
  You may mail this Trustee Direction Form the envelope provided to:

Principal Trust Company
P. O. Box 8704
Wilmington, DE 19899-9908

  2.
  You may fax this Trustee Direction Form to Principal Trust Company at:

1-302-993-8005

  3.
  You may also deliver this Trustee Direction Form to:

Principal Trust Company
1013 Centre Road
Wilmington, DE 19805

        According to the Schedule 14D-9, the board of directors of the Company has voted to recommend that the stockholders of the Company tender their Shares in the Offer. Neither the Company, the Trustee, Bear, Stearns & Co. Inc. (the "Dealer Manager"), or The Bank of New York (the "Depositary") makes any recommendation to stockholders as to whether they should tender or refrain from tendering their Shares. Stockholders must make their own decision as to whether to tender their Shares and, if so, how many Shares to tender. In doing so, stockholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Purchaser's reasons for making the offer. See the Introduction and Section 11 of the Offer to Purchase. Stockholders should discuss whether to tender their Shares with their financial or tax advisors.

Signatures:

Name(s) of Record Holder(s):
(Please Type or Print)
Social Security or Taxpayer ID Number:

Address:

(Street)	(City)	(State)	(Zip Code)
Daytime Area Code and Telephone No.:

Date:

2

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NUMBER OF SHARES TENDERED